UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008
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PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

11490 Westheimer Road, Suite 1000
Houston, Texas 77077
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 649-4500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on October 23, 2008, Robert Kovar, delivered to the Company a written notice pursuant to his Employment Agreement with the Company dated as of April 29, 2008, which the Company believed constituted notice of his intention to resign as Chief Operating Officer and terminate his employment with the Company.  On December 3, 2008, Mr. Kovar delivered his letter of resignation, effective on December 3, 2008, and filed a lawsuit in the district court of Victoria County, Texas claiming that he had Good Reason (as defined in his Employment Agreement) to terminate his employment.  In the lawsuit Mr. Kovar is seeking declaratory relief and claims he is entitled to a severance payment under his Employment Agreement, accelerated vesting of his stock options and accelerated payment of the cash flow note issued to him in connection with the purchase by the Company of Maverick Engineering, Inc. in April 2008.   The Company believes that Mr. Kovar did not have Good Reason to resign and that the lawsuit has no merit.  The Company intends to vigorously defend itself in this action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: December 8, 2008
	By:	/s/ Barry Kostiner
Barry Kostiner
Chief Executive Officer